Exhibit 20.1

                       CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                            Master Servicer's Certificate

                                                           Due Period 12/31/2002
                                                   Determination Date  1/22/2003
                                                    Distribution Date  1/27/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                        19,183,368.42
      All Liquidation Proceeds with respect to Principal                8,249.45
      Recoveries on previously Liquidated Mortgages with                    0.00
       respect to Principal
      Principal portion of Purchase Price on Repurchased                    0.00
       Mortgage Loans
      Substitution Adjustment with respect to Principal                     0.00
                                                                   -------------

          Principal Distribution Amount                            19,191,617.87

      Interest collected on Mortgage Loans                          6,186,193.25
      Interest portion of Purchase Price on Repurchased                     0.00
       Mortgage Loans
      Recoveries on previously Liquidated Mortgages with                    0.00
       respect to Interest
      Substitution Adjustment with respect to Interest                      0.00
      Master Servicer Monthly Advances (net of                      1,115,195.45
       Compensating Interest)
      Reimbursement of previous months Servicer Advances             -510,869.86
      Compensating Interest                                            13,430.61
      Investment Earnings on Certificate Account                            0.00
                                                                   -------------

          Interest Remittance Amount                                6,803,949.45

      Amount not Required to be deposited                                   0.00

          Total available in the Certificate Account               25,995,567.32

II    Distributions                                  Per $ 1,000       Amount
                                                     -----------      --------

 1.   Aggregate Class AF Distribution                30.76419156   17,901,683.07

 2.   Aggregate Class A-IO Distribution               4.16666667      791,000.00

 3.   Aggregate Class MF-1 Distribution               4.99166677      165,523.67

 4.   Aggregate Class MF-2 Distribution               5.32500000      141,272.25

 5.   Aggregate Class BF Distribution                 5.69166667      122,598.50

 6.   Aggregate Class AV Distribution                23.17282545    6,076,146.56

 7.   Aggregate Class MV-1 Distribution               1.84000000       36,432.00

 8.   Aggregate Class MV-2 Distribution               2.38222203       41,522.13

 9.   Aggregate Class BV Distribution                 2.99555536       52,212.53

10.   Aggregate Class X-IO Distribution               0.00000000            0.00

11.   Aggregate Class R Distribution                                        0.00

12.   Aggregate Master Servicer Distribution                          667,176.61
                                                                   -------------

           Total Distributions =                                   25,995,567.32

III   Certificate Class Balances                Factor %              Amount
                                                --------             --------

Opening Senior Class A Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group I
Certificates:
      (a) Class AF-1A                         82.55556191%        480,390,814.73
      (b) Class A-IO (Notional Amount)                            189,840,000.00

Opening Subordinated Class MF & BF
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group I Certificates:
      (a) Class MF-1                         100.00000000%         33,160,000.00
      (b) Class MF-2                         100.00000000%         26,530,000.00
      (c) Class BF                           100.00000000%         21,540,000.00
                                                                  --------------
                                                                   81,230,000.00

Opening Senior Class AV Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group II
Certificates:
      (a) Class AV                            86.57781382%        227,015,685.63

Opening Subordinated Class MV & BV
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group II Certificates:
      (b)  Class MV-1                        100.00000000%         19,800,000.00
      (c)  Class MV-2                        100.00000000%         17,430,000.00
      (d)  Class BV                          100.00000000%         17,430,000.00
                                                                   -------------
                                                                   54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                           No.             Amount
                                                       ---             ------
      (a) Stated principal collected                                1,270,770.56
      (b) Principal Prepayments                        201         17,912,597.86
      (c) Liquidation Proceeds                                          8,249.45
      (d) Repurchased Mortgage Loans                     0                  0.00
      (e) Substitution Adjustment related to
          Principal                                                         0.00
      (f) Recoveries on previously Liquidated
            Mortgages with respect to Principal                             0.00
                                                                   -------------
                  Total Principal Distribution                     19,191,617.87

1(b). Subordination Increase Amount                                 2,495,597.69

2(a). Class AF Principal Distribution
Amount for Group I Certificates:

                                             Per $ 1,000
                                            -------------
      1. Class AF                            27.41381167           15,952,097.01

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:

      1. Class MF-1                           0.00000000                    0.00
      2. Class MF-2                           0.00000000                    0.00
      3. Class BF                             0.00000000                    0.00

2(c). Class AV Principal Distribution
Amount Group II Certificates:

      1. Class AV                            21.87223428            5,735,118.55

2(d). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class MV-1                           0.00000000                    0.00
      2. Class MV-2                           0.00000000                    0.00
      3. Class BV                             0.00000000                    0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:
      1. Class MF-1                           0.00000000                    0.00
      2. Class MF-2                           0.00000000                    0.00
      3. Class BF                             0.00000000                    0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:
      1. Class MV-1                           0.00000000                    0.00
      2. Class MV-2                           0.00000000                    0.00
      3. Class BV                             0.00000000                    0.00

                                                  Factor %            Amount
                                                  --------            ------

Ending Senior Class A Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group I
Certificates:
      (a) Class AF-1A                        79.81418074%         464,438,717.72
      (b) Class A-IO (Notional Amount)                            189,840,000.00

Ending Subordinated Class MF & BF
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report Group I Certificates:
      (a) Class MF-1                        100.00000000%          33,160,000.00
      (b) Class MF-2                        100.00000000%          26,530,000.00
      (c) Class BF                          100.00000000%          21,540,000.00
                                                                  --------------
                                                                   81,230,000.00

Ending Senior Class AV Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (a) Class AV                           84.39059040%         221,280,567.08

Ending Subordinated Class MV & BV
Certificate Balances after distributions of principal in this Monthly Master
Servicer Report for Group II
Certificates:

      (b) Class MV-1                        100.00000000%          19,800,000.00
      (c) Class MV-2                        100.00000000%          17,430,000.00
      (d) Class BV                          100.00000000%          17,430,000.00
                                                                  --------------
                                                                   54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b)Fixed Rate Certificates applicable
                 Pass-Through Rate

                      1. Class AF-1A             4.87000%
                      2. Class A-IO              5.00000%
                      9. Class MF-1              5.99000%
                     10. Class MF-2              6.39000%
                     11. Class BF                6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate                       1.42000%

                       1. Class AV               1.69000%
                       2. Class MV-1             2.07000%
                       3. Class MV-2             2.68000%
                       4. Class BV               3.37000%

      INTEREST REMITTANCE AMOUNT
1. Interest collected on Mortgage Loans              6,186,193.25
2. Interest advanced on Mortgage Loans                 604,325.59
3. Compensating Interest on Mortgage Loans              13,430.61
4. Substitution Adjustment interest                          0.00
5. Purchase Price interest on repurchased accounts           0.00
6. Liquidation Proceeds interest portion                     0.00
7. Recoveries on previously Liquidated Mortgages             0.00
     with respect to Interest
        TOTAL INTEREST REMITTANCE AMOUNT                            6,803,949.45

      Current Interest Requirement

                       1. Class AF-1A  @ applicable
                            Pass-Through Rate                       1,949,586.06
                       2. Class A-IO @ applicable
                            Pass-Through Rate                         791,000.00
                       3. Class MF-1 @ applicable
                            Pass-Through Rate                         165,523.67
                       4. Class MF-2 @ applicable
                            Pass-Through Rate                         141,272.25
                       5. Class BF @ applicable
                            Pass-Through Rate                         122,598.50
                       6. Class AV @ applicable
                            Pass-Through Rate                         341,028.01
                       7. Class MV-1 @ applicable
                            Pass-Through Rate                          36,432.00
                       8. Class MV-2 @ applicable
                            Pass-Through Rate                          41,522.13
                       9. Class BV @ applicable
                            Pass-Through Rate                          52,212.53

      Interest Carry Forward Amount

                      1. Class AF-1A                         0.00
                      2. Class A-IO                          0.00
                      3. Class MF-1                          0.00
                      4. Class MF-2                          0.00
                      5. Class BF                            0.00
                      6. Class AV                            0.00
                      7. Class MV-1                          0.00
                      8. Class MV-2                          0.00
                      9. Class BV                            0.00
                     10. Class X-IO                          0.00

      Certificates Interest Distribution Amount

                                                   Per $ 1,000
                                                   -----------
                      1. Class AF-1A                3.35037989      1,949,586.06
                      2. Class A-IO                 4.16666667        791,000.00
                      3. Class MF-1                 4.99166677        165,523.67
                      4. Class MF-2                 5.32500000        141,272.25
                      5. Class BF                   5.69166667        122,598.50
                      6. Class AV                   1.30059117        341,028.01
                      7. Class MV-1                 1.84000000         36,432.00
                      8. Class MV-2                 2.38222203         41,522.13
                      9. Class BV                   2.99555536         52,212.53
                                                                    ------------
                                                                    3,641,175.15

VI    Credit Enhancement Information

                                                                  Group I                Group II                  Total
      (a) Senior Enhancement Percentage                                16.23%                 22.24%                   38.47%

      (b) Overcollateralization Amount:

            1. Opening Overcollateralization Amount              8,963,700.66           9,024,872.27            17,988,572.93
            2. Ending Overcollateralization Amount              10,075,510.54          10,404,510.80            20,480,021.34
            3. Targeted Overcollateralization Amount            15,252,032.86          10,773,517.11            26,025,549.97
            4. Subordination Deficiency                          5,176,522.32             369,006.31             5,545,528.63
            5. Overcollateralization Release Amount                      0.00                   0.00                     0.00

VII   Trigger Information

      1. (a) 60+ Delinquency  Percentage                  2.67%            2.17%
         (b) Delinquency Event in effect                     NO               NO
              (Group I > 50% or Group II > 40%)?

      2. (a) Cumulative Loss Percentage                   0.03%            0.00%
         (b) Applicable Loss Percentage for               2.25%            3.25%
               current Distribution
         (c) Cumulative Loss Trigger Event                   NO               NO
               in effect

VIII  Pool Information                               No.              Amount
                                                     ---             --------

         (a) Closing Mortgage Loan
               Principal Balance:
                  1. Fixed Rate                     7,427         555,744,228.26
                  2. Adjustable Rate                2,518         286,345,077.88

                        Total Closing Mortgage
                          Loan Principal Balance:   9,945         842,089,306.14

         (b) Balloon Mortgage Loans
                  1. Fixed Rate                       243          18,963,783.74
                  2. Adjustable Rate                    0                   0.00

                        Total Closing Mortgage
                          Loan Principal Balance:     243          18,963,783.74

         (c) Weighted Average Mortgage Rate:
                  1. Fixed Rate                                           9.414%
                  2. Adjustable Rate                                      8.111%

                        Total Weighted Average
                          Mortgage Rate                                   8.971%

         (d) Weighted Average Net Mortgage Rate:
                  1. Fixed Rate                                           8.914%
                  2. Adjustable Rate                                      7.619%

         (e) Weighted Average Remaining Maturity:
                  1. Fixed Rate                                           292.58
                  2. Adjustable Rate                                      345.65

         (f) Weighted Average Original Maturity:
                  1. Fixed Rate                                           315.00
                  2. Adjustable Rate                                      359.00

IX    Delinquency Information                 No.         %           Amount
                                              ---        ---          ------

      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts     319       4.14%      23,009,130.93
                  2. 60 - 89 Day Accounts      95       1.18%       6,536,335.23
                  3. 90+  Day Accounts        148       1.61%       8,958,760.57

            (b) Mortgage Loans -
                  In Foreclosure               74       0.78%       4,361,410.21

            (c) REO Property Accounts          17       0.22%       1,237,305.08

      B. Adjustable Rate Mortgage Loans:

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts     120       4.02%      11,500,048.58
                  2. 60 - 89 Day Accounts      39       1.09%       3,124,836.53
                  3. 90+  Day Accounts         46       1.04%       2,967,241.05

            (b) Mortgage Loans -
                In Foreclosure                 29       0.70%       2,001,074.45

            (c) REO Property Accounts          10       0.21%         601,259.12

      C. Total For All Mortgage Loans

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts     439       4.10%      34,509,179.51
                  2. 60 - 89 Day Accounts     134       1.15%       9,661,171.76
                  3. 90+  Day Accounts        194       1.42%      11,926,001.62

            (b) Mortgage Loans -
                  In Foreclosure              103       0.76%       6,362,484.66

            (c) REO Property Accounts          27       0.22%       1,838,564.20

X     Realized Losses                                        No.       Amount
                                                             ---       ------

            1. (a) Gross Realized Losses
                     during the period                        1       12,398.73

               (b) Realized Losses during the period
                        1. Group I                                     4,149.28
                        2. Group II                                        0.00
                                                                     ----------
                        Total                                          4,149.28

               (c) Cumulative Gross Realized Losses           1      812,093.53

               (d) Cumulative Realized Losses
                        1. Group I                                   204,263.08
                        2. Group II                                        0.00

                        Total                                        204,263.08

               (e) Cumulative Applied Realized Losses

                                i.  Class MF-1                             0.00
                               ii.  Class MV-1                             0.00
                              iii.  Class MF-2                             0.00
                               iv.  Class MV-2                             0.00
                                v.  Class BF                               0.00
                               vi.  Class BV                               0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                                i. Monthly Servicing Fee             358,868.78
                               ii. Mortgage Fees                     299,901.23
                              iii. Mortgage Insurance
                                     Premium Reimbursement             8,406.60
                               iv. Certificate Account
                                     Investment Earnings                   0.00

         (b) Amount of prior unpaid Master Servicing Fees
               paid with this distribution                                 0.00

         (c) Total Master Servicing Fees paid with this
               distribution                                          667,176.61

         (d) Amount of unpaid Master Servicing Fees as of
               this distribution                                           0.00

      2. (a) Opening Master Servicer Advance Balance               5,453,343.08

         (b) Current Advance (exclusive of Compensating
               Interest)                                           1,115,195.45

         (c) Reimbursement of prior Master Servicer
               Advances                                            (510,869.86)
                                                                   ------------

         (d) Ending Master Servicer Advance Balance                6,057,668.67

      3. Current period Compensating Interest                         13,430.61

      4. (a) Stepdown Date in effect?                        NO
                                                                   ------------